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Exhibit 99(N)

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of BlackRock Municipal 2020 Term Trust (Securities Act Registration No. 333-109277) on Form N-2 of our report dated September 12, 2003, relating to the financial statements of BlackRock Municipal 2020 Term Trust for the period from August 20, 2002 (date of inception) to September 11, 2003, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 12, 2003

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INDEPENDENT AUDITORS' CONSENT